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                                                                    Exhibit 10.4

         RENEWAL AGREEMENT TO TECHNOLOGY LICENSE CONTRACT (TRANSLATION)

THIS RENEWAL AGREEMENT (this "Agreement") to the Technology License Contract dated July 25, 2001 (the "LICENSE CONTRACT") by and between CEC Telecom Co., Ltd. ("Party A" in the License Contract, which is also "Party A" herein), with its legal address at Level 10, Zhongdian Information Mansion, 6 Zhongguancun Nan Da Jie, Haidian District, Beijing, the People's Republic of China ("PRC"), and Hua Yu Zi Yuan Software Tech (Beijing) Co., Ltd. ("Party B" in the License Contract, which is also "Party B" herein), with its legal address at Room 900, Shengfu Building, 37 Maizidian Street, Chaoyang District, Beijing PRC, is entered into by and between Party A and Party B. The effective date of this Agreement (hereinafter referred to as the "RENEWAL EFFECTIVE DATE") is May 25, 2004.

                                    Recitals

1. Party B owns, has developed and will continue to develop the text input method, and has licensed Party A to use such text input method pursuant to the terms of the License Contract.

2. The parties agree to renew the License Contract in accordance with the terms of the License Contract as well as the terms provided herein.

According to the laws and regulations of PRC and based on equal and mutual benefit principle, after friendly negotiation, the two parties hereby agree as follows:

1. The parties agree to renew the term of the License Contract for a period of five years, which shall be from the Renewal Effective Date to May 25, 2009.

2. The parties agree to amend the definition of the Software set forth in Annex 1 of the License Contract by agreeing that from the Renewal Effective Date on, Party A shall be authorized to use the sixth edition of the eZiText Software, and cease using the old version.

3. The parties agree to amend Annex 2 (Fees and Royalties) of the License Contract by agreeing that the following terms shall be applied to the License Contract from the Renewal Effective Date:

a. Royalties: Party A agrees to pay royalties to Party B pursuant to the following table (in which, "per piece" means one piece of "Software" used in any "Product"):

    1 to 141,653 piece(s)       US$ 0.00 per piece
 141,654 to 2,000,000 pieces    US$ 0.22 per piece
2,000,001 to 5,000,000 pieces   US$ 0.21 per piece
   above 5,000,000 pieces       US$ 0.20 per piece

During the term of this Agreement, Party A shall always be liable to keep Party B informed of the number of the pieces of the Software actually used. In case the number of the Software used exceeds 141,653, Party A shall pay Party B the Royalties according to the prices set forth in the above table, and Party B shall provide Party A with VAT invoices on the Royalties paid by Party A.


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b. Other Language Versions: If Party A requests in writing any additional language versions of the Software as set forth in the table below (other than the Chinese and English versions), the parties will negotiate to determine the royalties to be paid for using such additional new language versions at the time Party A makes such request:

               Arabic
               Chinese
       English (GB, USA, PRC)
               Finnish
           Indian language
              Hungarian
               Italian
              Japanese
               Korean
Portuguese (Europe and Latin America)
 Spanish (Europe and Latin America)
                Thai
             Vietnamese
             Indonesian
              Croatian
           Czechoslovakian
               Danish
                Dutch
               French
                Greek
               German
           Jewish language
                Malay
              Norwegian
               Polish
              Romanian
               Russian
               Serbian
               Slovak
              Slovenian
               Swedish
               Tagalog
               Turkish
              Ukrainian

c. Supporting and Maintenance Service: If Party A requires Party B to provide supporting and maintenance service for which the annual service fee is required to be paid in a lump sum, Party A shall make payment for such service fee on a annual basis. The standard service fee is US$ 25,000, and the high-grade service fee is US$ 50,000. The initial service fee for such supporting and maintenance service shall be paid by Party A at the time it requests such service, and the service fee for each subsequent year during the term of this Agreement shall be paid on the same date in each year as that on which the initial service fee is paid.

If Party A does not select to pay the service fee for supporting and maintenance service on an annual basis, the fee for any supporting and maintenance service provided as per the request of Party A shall be US$ 1,500 per platform. After Party A makes a request for supporting


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and maintenance service, Party B shall offer Party A the quotation for each service to be provided by Party B, and Party B will commence its service after Party A accepts its quotation in writing.

4. Unless otherwise provided in this Agreement, the capitalized terms used but not defined herein shall have the same meaning ascribed to them in the License Contract. This Agreement shall be deemed as a part of the License Contract. Any reference to the License Contract in any other documents shall be construed as including this Agreement. Except the provisions subject to amendment, any other provisions of the License Contract shall continue to be effective. In case of any discrepancy between this Agreement and the License Contract, this Agreement shall prevail. This Agreement shall be governed by the PRC law.

5. This Agreement may be executed separately by the parties hereto, and each executed copy shall be deemed as an original. All originals shall constitute the same document.

This Agreement has been duly executed by the authorized representatives of the parties hereto, and shall become effective from the Renewal Effective Date.

CEC Telecom Co., Ltd.                   HYZY Software Tech (Beijing) Co., Ltd.


Signature:                              Signature:
           --------------------------              -----------------------------
Name:                                   Name: Dale Kearns
      -------------------------------
Position:                               Position: Chief Financial Officer
          ---------------------------


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